UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒           Definitive Additional Materials
☐           Soliciting Material Pursuant to §204.14a-12

WMS INDUSTRIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)           Title of each class of securities to which transaction applies:
(2)           Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)           Proposed maximum aggregate value of transaction:
(5)           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)           Amount Previously Paid:
(2)           Form, Schedule or Registration Statement No.:
(3)           Filing Party:
(4)           Date Filed:

October 28, 2008

IMPORTANT NOTICE
REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE
STOCKHOLDERS MEETING
TO BE HELD ON DECEMBER 11, 2008

The WMS Industries Inc. 2008 Annual Meeting of Stockholders will be held on December 11, 2008 at 10:00 a.m. Central time, at The Four Season’s Hotel at 120 E. Delaware Place, Chicago, Illinois 60611.  The agenda for our meeting will be:

1.	To elect a board of ten (10) directors;

2.	To approve the adoption of our Employee Stock Purchase Plan;

3.	To ratify the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending June 30, 2009; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Holders of shares of our common stock as of the close of business on October 16, 2008, the Record Date, are invited to attend our Annual Meeting of Stockholders.  If you complete and properly sign each proxy card you receive and return it to us in the prepaid envelope, it will be voted as you direct by one of the individuals indicated on the card or you may vote your shares in person at the Annual Meeting of Stockholders.

 PLEASE NOTE: ALTHOUGH WE HAVE SEPARATELY MAILED THESE DOCUMENTS TO OUR RECORD STOCKHOLDERS, OUR 2008 ANNUAL REPORT, NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND PROXY CARD ARE ALSO AVAILABLE ONLINE AT http://ir.wms.com.

WMS Industries Inc. ∙ 800 South Northpoint Boulevard ∙ Waukegan ∙ Illinois ∙ 60085 ∙ www.wms.com